  Exhibit 99.3

February 21, 2012

Dear Fellow Employee,

This morning we announce an agreement to become a part of the Fortis federation of utilities. It’s a major decision -- and one that was entered into after careful consideration and the unanimous approval of both Boards of Directors. This is an exciting moment for our Company. Fortis is the largest investor-owned distribution utility in Canada, and they selected CH Energy Group as the cornerstone of their strategy to enter the U.S. market because they recognize in us a well-run, ethical and committed company that complements their own culture. We recognize in them a company that is dedicated to building upon a strong base of regulated utility companies committed to excellent customer service.

We have scheduled a Company-wide employee meeting for 10 a.m. today at Anthony’s Pier 9 on Route 9W in New Windsor to discuss our future. We want everyone possible to attend, although we recognize that some areas, e.g. System Operations, the Call Center, etc. must remain manned. Supervisors: please make every effort to have virtually all of your employees attend this session if possible and please remind everyone to drive carefully. Meanwhile, I’ve tried to answer some of the questions that you likely have:

Why have we agreed to this transaction?

We firmly believe this opportunity is in the best interests of our shareholders, customers and employees. For shareholders, the transaction represents a compelling price of $65 per share that locks in and improves upon the significant gains in our performance and stock price. Our customers will benefit not only from the continuing quality of our services but also from Fortis’ experience as a large, well-run federation of utility companies concentrated in Canada. Our employees will have expanded opportunities in a larger enterprise, while Fortis has committed to maintain wages and benefits. Finally, Fortis has committed to support CH Energy Group’s tradition of corporate citizenship and charitable contributions in our community.

How will customers benefit?

A. Subject to PSC review and approval, there are expected to be customer benefits that could include any or all of the following: offsetting or deferring future rate increases, enhancing the quality of service to customers or making that service more affordable;

B. Membership in the Fortis federation of companies gives Central Hudson access to best practices and technology across a number of exceptionally well-run utility companies; and

C. Fortis’ much-larger scale and balance sheet give CH Energy Group enhanced access to capital and the ability to consider larger investments than it could otherwise.

How will employees benefit?

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Fortis is committed to providing employment security and to continuing existing wage and benefit plans for a two-year period after closing, and to honoring our union contracts.  We expect our employees to benefit from being part of a family of like-minded utility companies that share ideas and best practices for better customer service. Additionally, as part of the Fortis federation of companies, our employees may have additional opportunities as Fortis continues to execute on its growth plan.

How will operations be impacted?

Very little change is expected. Fortis has expressed a strong desire to keep all of our employees and to maintain existing wages and benefits. Under the Fortis federation model, each utility has an autonomous board, and a management team that conducts all utility functions. The parent company does not provide any centralized functions – it simply supplies equity to fund capital expenditures. This federation model of organization provides the benefits of scale while also emphasizing decision-making by each utility that reflects local  economic, regulatory and cultural concerns.

Are our cultures compatible?

Based on our interactions with Fortis representatives and the executives of the members of their federation, we believe that we are extremely compatible. By all accounts, the members of the federation are committed to safety, responsive customer service, infrastructure investment to improve customer service and strong support for both employees’ careers and local communities.

Will our name change? What happens to our stock?

CH Energy Group will remain the parent of Central Hudson and CHEC (including Griffith). Our corporate headquarters will remain in Poughkeepsie. Fortis is purchasing all of our outstanding shares, and we will therefore no longer be a publicly traded company; we will, however, remain a separate standalone subsidiary with its own board of directors and management.

What changes will occur on the Board and in the Management of CH Energy Group?

Following closing, we anticipate a transition to a new board structure, one that is comprised of a majority of independent directors from our service territory, along with a few directors from Fortis, including one or two C.E.O.s of its other member utilities. Fortis has indicated a desire that the members of our current Management team continue in their roles.

What happens next?

There are several approvals that must be made before this transaction can officially close. Here are the anticipated approval milestones:

- Majority of CH Energy Group Shareholders via a Special Meeting – Second Quarter 2012

- Federal Energy Regulatory Commission (FERC) – Summer/Fall 2012

- New York State Public Service Commission (PSC) – First Quarter 2013

We expect that the transaction will close in the first quarter of 2013.

What will be required to obtain PSC approval?

The PSC must determine that the transaction is in the public interest, and Fortis and CH Energy Group will be actively communicating to regulators the benefits of the transaction for our customers. The PSC’s review will be detailed, but we believe that the transaction is in the interests of all constituencies and we are optimistic that the PSC will approve it.

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We are confident that becoming a member of the Fortis federation of utility companies will create for all of us a stronger, brighter future. I welcome your support as we enter this new and exciting era of opportunity.

Steven V. Lant

Chairman of the Board, President and C.E.O.

Forward-Looking Statements –

Statements included in this news release and any documents incorporated by reference which are not historical in nature are intended to be, and are hereby identified as, “forward-looking statements” for purposes of the safe harbor provided by Section 21E of the Exchange Act.  Forward-looking statements may be identified by words including “anticipates,” “intends,” “estimates,” “believes,” “projects,” “expects,” “plans,” “assumes,” “seeks,” and similar expressions.  Forward-looking statements including, without limitation, those relating to CH Energy Group and Central Hudson’s future business prospects, revenues, proceeds, working capital, investment valuations, liquidity, income, and margins, as well as the timing and consequences of the Fortis acquisition, are subject to certain risks and uncertainties that could cause actual results to differ materially from those indicated in the forward-looking statements, due to several important factors, including those identified from time-to-time in the forward-looking statements.  Those factors include, but are not limited to: the possibility that various conditions precedent to the consummation of the Fortis transaction will not be satisfied or waived; the ability to obtain shareholder and regulatory approvals of the Fortis transaction on the timing and  terms thereof;  deviations from normal seasonal weather and storm activity; fuel prices; energy supply and demand; potential future acquisitions; legislative, regulatory, and competitive developments; interest rates; access to capital; market risks; electric and natural gas industry restructuring and cost recovery; the ability to obtain adequate and timely rate relief; changes in fuel supply or costs including future market prices for energy, capacity, and ancillary services; the success of strategies to satisfy electricity, natural gas, fuel oil, and propane requirements; the outcome of pending litigation and certain environmental matters, particularly the status of inactive hazardous waste disposal sites and waste site remediation requirements; and certain presently unknown or unforeseen factors, including, but not limited to, acts of terrorism.  CH Energy Group and Central Hudson  undertake no obligation to update publicly any forward-looking statements, whether as a result of new information, future events, or otherwise.  Given these uncertainties, undue reliance should not be placed on the forward-looking statements.

Additional Information about the Acquisition and Where to Find It

In connection with the proposed acquisition, CH Energy Group will file a proxy statement with the SEC and intends to file other relevant materials with the SEC as well.  Investors and security holders of CH Energy Group are urged to read the proxy statement and other relevant materials filed with the SEC when they become available because they will contain important information about the proposed acquisition and related matters.  The final proxy statement will be mailed to CH Energy Group shareholders.  Investors and stock shareholders holders may obtain a free copy of the proxy statement when it becomes available, and other documents filed by CH Energy Group, at the SEC's Web site, www.sec.gov.  These documents (when they are available) can also be obtained by investors and stockholders free of charge from CH Energy Group at CH Energy Group’s website at www.chenergygroup.com, or by contacting CH Energy Group's Shareholder Relations Department at (845) 486-5204.

Participants in the Solicitation of Proxies

This communication is not a solicitation of a proxy from any security holder of CH Energy Group.  However, CH Energy Group, Fortis and certain of their respective directors and executive officers, under SEC rules, may be deemed to be participants in the solicitation of proxies from shareholders of CH Energy Group in connection with the proposed acquisition.  Information about CH Energy's directors and executive officers may be found in its 2011 Annual Report on Form 10-K filed with the SEC on February 16, 2012, and definitive proxy statement relating to its 2011 Annual Meeting of Stockholders filed with the SEC on March 17, 2011.  Information about Fortis’ directors and executive officers may be found in its Management Information Circular available on its website at www.fortisinc.com. Additional

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information regarding the interests of such potential participants in the solicitation of proxies in connection with the merger will be included in the proxy statement and other relevant materials filed with the SEC when they become available.

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